Exhibit 99.1

NATIONAL HOLDINGS CORPORATION REPORTS FISCAL FIRST QUARTER 2014 RESULTS

Revenues Increase 58% to Approximately $42 Million

NEW YORK, February 18, 2014 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”), a full-service investment banking and asset management firm, today announced financial results for the Company’s fiscal first quarter ended December 31, 2013.

Fiscal First Quarter 2014 Highlights

●	Increased revenues by approximately 58% to $41.8 million, compared with revenues of $26.4 million in the prior year period
●	Generated net income of $0.7 million, or $0.01 per diluted share for the three months ended December 31, 2013, compared with a loss of $41,000, or $0.00 per diluted share for the same period last year
●	Reported Adjusted EBITDA, a non-GAAP measure, of $1.7 million for the three months ended December 31, 2013, compared with $0.5 million for the same period last year

Mark D. Klein, National Holdings’ Chief Executive Officer and Co-Executive Chairman, commented, “With robust growth in revenues and earnings, our first quarter performance reflects a strong start to fiscal 2014 and demonstrates continued progress in executing our ongoing growth strategy. With more than 800 registered representatives combined with a diverse portfolio of financial products and services, we are well positioned to meet the needs of our retail and institutional clients. This performance reflects the favorable market conditions across the majority of our financial products and services. This included our investment banking group’s participation in 20 transactions with emerging growth companies across our target sectors of Healthcare, Technology, Media and Telecom, Energy and Financial Institutions.”

Mark Goldwasser, President and Chief Executive Officer of the Company’s broker-dealer subsidiary, National Securities, added, “With the close of the Gilman Ciocia merger behind us, we are actively working to integrate these product offerings with our existing businesses, providing our clients with a full suite of financial services products. As we enter the current tax season, we are confident in the Company’s ability to leverage these established brands and use its debt-free balance sheet to evaluate accretive growth opportunities.”

Fiscal First Quarter Ended December 31, 2013 Financial Review

National Holdings reported fiscal first quarter 2014 revenue of $41.8 million, an increase of 58% over revenue of $26.4 million reported in the fiscal first quarter of 2013. The increase in revenues reflects the merger with Gilman Ciocia, which diversified the Company’s business to include financial planning and tax preparation services and expanded the team of registered representatives and investment advisors, insurance sales representatives, and accountants.

In comparison with the 58% increase in total revenues, total expenses increased 55%, or $14.5 million, to $41.0 for the fiscal first quarter 2014 compared to $26.5 in the fiscal first quarter 2013. The increase in total expenses is primarily a result of the merger with Gilman Ciocia. Increases in operating expenses were partially offset by a reduction in interest expense. Interest expense decreased significantly due to the recapitalization, which allowed the Company to repay all of its debt in 2013.

Adjusted EBITDA increased to $1.7 million in the fiscal first quarter ended December 31, 2013, compared to adjusted EBITDA of $0.5 million in the fiscal first quarter ended December 31, 2012.

On a GAAP basis, net income for the fiscal first quarter ended December 31, 2013 was $0.7 million, or $0.01 per basic and diluted share, compared to a net loss of $41,000, or $0.00 per basic and diluted share in 2012.

Balance Sheet

As of December 31, 2013, National Holdings had $15.6 million in cash and cash equivalents.

Conference Call

National Holdings will host a conference call to discuss its fiscal first quarter 2014 earnings results on Tuesday, February 18, 2014, at 10:00 a.m. ET. To access the teleconference, please dial (706) 902-2067 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 24559036.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through February 25, 2014. The teleconference replay can be accessed by dialing (404) 537-3406 (domestic and international) and entering the ID# 24559036. An audio file replay will also be available on the investor relations portion of National Holding’s website at http://www.nhldcorp.com/investors.aspx.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high-net-worth clients. With over 1,100 Independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation and National Asset Management, Inc. and Gilman Ciocia, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contacts:

National Holdings Corporation

Mark Klein, 212-417-8210

Chief Executive Officer and Co-Chairman

Or

Prosek Partners

Nick Rust, 212-279-3115

nrust@prosek.com

Source: National Holdings Corporation

(Financial Tables Follow)

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31,	September 30,
	2013	2013
Current Assets
Cash and cash equivalents	$15,643,000	$19,985,000
Restricted cash	92,000	92,000
Deposits with clearing organizations	1,387,000	1,107,000
Receivables from broker dealers and clearing organizations	2,799,000	4,296,000
Other receivables	3,044,000	1,049,000
Advances to registered representatives - Current portion, net of allowance for uncollectible accounts	647,000	384,000
Securities owned: marketable – at market value	427,000	428,000
Securities owned: nonmarketable – at fair value	30,000	39,000
Prepaid expense	1,425,000	764,000
Total Current Assets	25,494,000	28,144,000

Advances to registered representatives - Long term portion	706,000	427,000
Fixed assets, net of accumulated depreciation	853,000	447,000
Intangible assets, net	9,982,000	-
Goodwill	4,464,000	-
Other assets	671,000	493,000
Total Assets	$42,170,000	$29,511,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable, accrued expenses and other liabilities	$16,375,000	$13,494,000
Payable to broker dealers and clearing organizations	13,000	13,000
Securities sold, but not yet purchased, at market value	16,000	15,000
Total Current Liabilities	16,404,000	13,522,000

Accrued expenses and other liabilities - Long term portion	294,000	192,000
Total Liabilities	16,698,000	13,714,000

National Holdings Corporation Stockholders' Equity
Common stock, $.02 par value, 150,000,000 shares authorized; 123,246,888 shares issued and outstanding at December 31, 2013 and 100,580,203 shares issued and outstanding at September 30, 2013	2,465,000	2,012,000
Additional paid-in capital	76,517,000	67,982,000
Accumulated deficit	(53,525,000)	(54,212,000)
Total National Holdings Corporation Stockholders' Equity	25,457,000	15,782,000

Non Controlling Interest	15,000	15,000

Total Stockholders' Equity	25,472,000	15,797,000

Total Liabilities and Stockholders' Equity	$42,170,000	$29,511,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended December 31,
	2013	2012
Revenues
Commissions	$27,296,000	$16,041,000
Principal transactions	3,158,000	2,601,000
Investment banking fees	3,893,000	2,055,000
Interest and dividends	933,000	1,047,000
Transfer fees and clearing services	2,316,000	2,008,000
Investment advisory fees	3,181,000	2,419,000
Tax preparation and accounting fees	538,000	-
Other	478,000	275,000
Total Revenues	41,793,000	26,446,000

Operating Expenses
Commissions, compensation and fees	34,933,000	22,835,000
Clearing fees	796,000	422,000
Communications	1,140,000	1,119,000
Occupancy, Equipment and other admin expenses	2,590,000	770,000
Professional Fees	1,105,000	771,000
Interest	16,000	165,000
Taxes, licenses and registration	508,000	408,000
Total Operating Expenses	40,998,000	26,490,000
Total provision for income tax	108,000	-

Net Income (Loss) before non-controlling interest	687,000	(44,000)

Net loss attributable to non-controlling interest	-	(3,000)

Net Income (Loss) attributable to common stockholders	$687,000	$(41,000)

Net Income (loss) attributable to common stockholders - Basic	$0.01	$(0.00)
Net Income (loss) attributable to common stockholders - Diluted	$0.01	$(0.00)

Weighted number of shares outstanding - Basic	119,797,610	26,567,193
Weighted number of shares outstanding - Diluted	121,269,503	26,567,193

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(unaudited)

	Three Months Ended December 31,
	2013	2012

Net income (loss), as reported	$687,000	$(41,000)
Interest expense	16,000	165,000
Income taxes	170,000	20,000
Depreciation	100,000	117,000
Amortization	434,000	155,000
EBITDA	1,407,000	416,000
Non-cash compensation expense	210,000	-
Forgivable loan amortization	52,000	60,000
EBITDA, as adjusted	$1,669,000	$476,000

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